UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2016 (August 24, 2016)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2016, American Media, Inc. (the “Company”) refinanced its outstanding indebtedness and discharged its obligations (the "Refinancing") under (i) the Indenture, dated as of December 1, 2010 (as supplemented through August 24, 2016, the "First Lien Indenture"), by and among the Company (as successor-in-interest to AMO Escrow Corporation), the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, with respect to the Company's 11½% First Lien Senior Secured Notes due 2017, and (ii) the Indenture, dated as of January 20, 2015 (as supplemented through August 24, 2016, the "Second Lien Indenture" and, together with the First Lien Indenture, the "Indentures"), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, with respect to the Company's 7.0% Second Lien Senior Secured Notes due 2020.

Prior to the Refinancing, the Company has been filing reports under the Securities Exchange Act of 1934 (the "Exchange Act") as a "voluntary filer" in satisfaction of the disclosure obligations under the Indentures. As a result of the Refinancing, the Company no longer has any reporting obligations under its debt facilities and will therefore cease filing reports under the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: August 26, 2016	By:	/s/ Christopher V. Polimeni
Name: Christopher V. Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer